Exhibit 10.55
SECOND MODIFICATION AGREEMENT
This SECOND MODIFICATION AGREEMENT (this “Agreement”) is dated as of November 2, 2023, by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, “Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the “Lenders”).
RECITALS
A.Borrower, Agent and Lenders are parties to that certain Revolving and Term Loan Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Loan Agreement”). Pursuant to the Loan Agreement, Lenders made a loan to the Borrower in the maximum principal amount of up to Three Hundred Seventy-Five Million and No/100 Dollars ($375,000,000.00) (the “Loan”), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement).
B.The following documents, each of which is dated as of November 2, 2020 (unless otherwise specified), were executed in connection with the Loan, among others:
(i)Promissory Note dated as of March 1, 2021 in the original principal amount of $50,000,000.00, made by Borrower in favor of National Bank of Kuwait S.A.K.P. Grand Cayman Branch (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “NBK Note”).
(ii)Amended and Restated Promissory Note dated as of March 1, 2021 in the original principal amount of $115,000,000.00, made by Borrower in favor of U.S. Bank National Association, a national banking association (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “US Bank Note”).
(iii)Promissory Note in the original principal amount of $85,000,000.00, made by Borrower in favor of Deutsche Pfandbriefbank AG (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Deutsche Note”).
(iv)Promissory Note in the original principal amount of $125,000,000.00, made by Borrower in favor of Bank of America, N.A. (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “BofA Note” and collectively with the NBK Note, US Bank Note and Deutsche Note, the “Notes”).
(v)Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded as Document No. 2031641044 in the Official Records of Cook County, Illinois (the “Official Records”) on November 11, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Mortgage”).
C.In connection with the Loan, Borrower executed in favor of Agent and the Lenders that certain Environmental Indemnification Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Environmental Indemnity”).

D.In connection with the Loan, KBS REIT Properties III, LLC, a Delaware limited liability company (“Guarantor”), executed in favor of Agent: (i) that certain Payment Guaranty Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Payment Guaranty”) and (ii) that certain Recourse Carve- Out Guaranty Agreement dated as of November 2, 2020 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”).
E.Borrower, Agent and the Lenders subsequently modified the Loan Agreement and the other Loan Documents (as such term is defined below) to, among other things, amend certain terms and conditions related to the interest rate, pursuant to that certain (x) First Modification Agreement (Long Form) dated as of March 8, 2023 by and among Borrower, Agent and the Lenders (the “First Modification Agreement (Long Form)”) and (y) First Modification Agreement (Short Form) dated as of March 8, 2023 by and between Borrower and Agent and recorded on March 14, 2023 as Document No. 2307340150 (the “First Modification Agreement (Short Form)”; the First Modification Agreement (Long Form) and the First Modification Agreement (Short Form) are referred to herein collectively as the “First Modification Agreement”).
F.As of the date of this Agreement, the Aggregate Commitment is $375,000,000.00, the Revolving Portion is $93,750,000.00 (of which $0 of principal is outstanding), and the Non-Revolving Portion is $281,250,000.00 (of which $281,250,000.00 of principal is outstanding).
G.Borrower, Agent and Lenders have agreed to, among other things, amend the “Initial Maturity Date” (as such term is defined in the Loan Agreement), subject to the terms and conditions of this Agreement.
H.As used herein, the term “Loan Documents” shall mean the Loan Agreement, the Notes, the Guaranty, the Mortgage, the Environmental Indemnity and the other “Loan Documents” as such term is defined in the Loan Agreement. This Agreement (including the Consent and Reaffirmation of Guarantor attached hereto) shall constitute Loan Documents. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Recitals; Representations; Reaffirmation of Loan. The foregoing recitals are true and correct and are incorporated herein by this reference. As of the Effective Date (as defined in Section 7 below), Borrower hereby represents and warrants to Agent and the Lenders that, no Event of Default has occurred and is continuing and to Borrower’s knowledge, no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default. Borrower hereby reaffirms all of its obligations under the Loan Documents and relating to any Lender-Provided Swap Transactions, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Loan Agreement, the Notes or under any Lender-Provided Swap Transactions. Without limiting the foregoing, Borrower reaffirms Agent’s right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrower or otherwise received by Agent or the Lenders with respect to the Loan and any Lender-Provided Swap Transaction, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrower under the Loan Documents and Lender-Provided Swap Transactions in

such order and manner deemed appropriate by Agent in Agent’s sole discretion, and Borrower acknowledges that it shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.
2.Amendments to the Loan Documents. In addition to any other amendments provided for herein, the Loan Documents are hereby modified as follows (which modifications shall be effective as of the Effective Date (defined below) unless otherwise noted):
(a)Initial Maturity Date. The defined term “Initial Maturity Date” set forth in Section 1.1 (Definitions) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“Initial Maturity Date”: Means December 4, 2023.
(b)First Extension of Maturity Date. The phrase “for a period of twelve (12) months” set forth in the introductory paragraph of Section 2.8 (First Extension of Maturity Date) of the Loan Agreement is hereby deleted in its entirety.
For the avoidance of doubt, the first extension option set forth in Section 2.8 (First Extension of Maturity Date) of the Loan Agreement and the second extension option set forth in Section 2.9 (Second Extension of Maturity Date) of the Loan Agreement shall remain in full force and effect (subject to the amendments expressly set forth in this Section 2), and the foregoing amendments set forth in this Section 2 shall not affect or amend, in any way, the dates of the First Option Maturity Date (i.e., November 2, 2024) and the Second Option Maturity Date (i.e., November 2, 2025), respectively.
3.Revolving Portion. Notwithstanding anything to the contrary set forth in the Loan Agreement or any of the other Loan Documents, from and after the date hereof, Borrower shall have no right to request, and the Lenders shall have no obligation to disburse, any Advances under the Loan Documents unless and until Borrower successfully extends the term of the Loan in accordance with the terms and conditions of Section 2.8 of the Loan Agreement. If Borrower successfully satisfies the applicable conditions and the Loan is extended in accordance with Section 2.8 of the Loan Agreement, Borrower’s right to request Advances of the Revolving Portion of the Loan, subject to and in accordance with the terms and conditions of Articles 3 and 4 of the Loan Agreement (and any other applicable terms and conditions of the Loan Documents), shall automatically resume.
4.Security Documents. The Mortgage and all other Loan Documents which secure Borrower’ indebtedness and obligations under the Loan shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all other present and future indebtedness and obligations of Borrower under (A) this Agreement, (B) the Notes and all other Loan Documents, as amended by this Agreement, (C) all present and future Lender-Provided Swap Transactions, and (D) any and all amendments, modifications, renewals and/or extensions of this Agreement or the Notes, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. All references in the Mortgage and all other references in the Loan Documents to the “Loan” shall mean the Loan, as amended by this Agreement.
5.Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in the Mortgage and in each of the other Loan Documents: (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to the Mortgage shall mean the Mortgage as amended hereby, (iii) to the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Agreement, and all prior amendments, or any document executed pursuant thereto or hereto.
6.No Other Modifications. Except as expressly set forth above, the Loan Documents shall be and remain unmodified and in full force and effect.
7.Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless and until such date as all of the following conditions are satisfied in a manner acceptable to Agent in Agent’s sole judgment. The following conditions shall be deemed satisfied on the date (the “Effective Date”) that Agent executes and delivers a fully executed Agreement to Borrower (provided that, if for any reason any of the following conditions are not satisfied, or are waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and the Lenders to the extent reserved in writing by Agent prior to the Effective Date):
(a)Modification Documents. Agent shall have received and approved the executed originals of this Agreement, including the Consent and Reaffirmation of Guarantor attached hereto (collectively, the “Modification Documents”).
(b)Status of Title. Borrower shall cause Title Company to issue at Borrower’s expense such endorsements (including, without limitation, a Non-ALTA Date Down Form 1 Endorsement or its local equivalent) to the Title Policy as Agent shall require insuring that fee title to the Property is vested in the Borrower and insuring the continuing validity and first-position lien priority of the Mortgage, in light of this Agreement.
(c)Formation Documents. Borrower shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date).
(d)Payment of Agent’s Expenses. Borrower shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys’ fees and costs, title insurance premiums, recording charges and the costs of any lien searches undertaken by Agent in connection with this Agreement.
(e)Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
8.Affirmation of Obligations Under Loan Documents; Swap Contracts. Borrower acknowledges, confirms, stipulates, agrees, represents and warrants that it has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Borrower further acknowledges the validity and enforceability of the Mortgage as a first-priority lien on the Property, all improvements located thereon and all of the “Property” described in the Mortgage. Unless otherwise agreed to in writing by Lenders, the parties hereby agree that any Lender-Provided Swap Transactions (to the extent entered into by Borrower and secured by the Property, and expressly excluding any Lender- Provided Swap Transactions that are both (i) entered into by an affiliate of Borrower where such affiliate is not a Borrower under the Loan, and (ii) not secured by the Property) entered into with respect to the Loan shall include all Lenders under the Loan Agreement and shall be entered into on a pari-passu basis in accordance with each Lender’s Commitment Percentage.

9.Limitation on Liability. Section 10.28 of the Loan Agreement (Limited Recourse Provision) is by this reference hereby incorporated herein in its entirety.
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10.Miscellaneous.
(a)Entire Agreement. The Loan Documents, including this Agreement (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (ii) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement and initialing below, Borrower expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Agreement or any of the other Loan Documents in reaching its decision to enter into this Agreement or any of the other Loan Documents and that no promises or other representations have been made to Borrower which conflict with the written terms of the Loan Documents. Borrower represents to Agent and Lenders that (w) it has read and understands the terms and conditions contained in this Agreement and the other Loan Documents executed in connection with this Agreement, (x) its legal counsel has carefully reviewed all of the Loan Documents and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and all other Loan Documents, (y) it is satisfied with its legal counsel and the advice received from it, and (z) it has relied only on its review of the Loan Documents and its own legal counsel’s advice and representations (and it has not relied on any advice or representations from Agent, any Lender or Agent’s or any Lender’s officers, employees, agents or attorneys). The Loan Documents may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

/s/ CJS
Borrower’s Initials
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Section 10(a)

(b)Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term “Loan Documents,” as such term may be used therein, shall be deemed to include this Agreement and all other Modification Documents.
(c)Further Assurances. Borrower shall, upon the request of Agent or the Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of the Mortgage or any other Loan Documents.
(d)No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.
(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.
(f)Assignment. This Agreement shall not be assignable by any Borrower and any purported assignment shall be void. This Agreement is assignable by Agent and any Lender in accordance with the terms of the Loan Agreement.
(g)Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term “including” means “including, but not limited to,” and the term “include(s)” means “include(s), without limitation.” This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
(h)Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrower under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Mortgage.
(i)Governing Law; Waiver of Jury Trial. This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of Illinois in all respects. To the maximum extent permitted by applicable law, Borrower hereby waives any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.
(j)Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.
(k)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(l)Reliance. Neither Agent nor Lenders would have consented to the transactions specified herein without Borrower entering into this Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.
11.Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower acknowledges to be valid and existing liens on and security interests in the Property. Borrower agrees that the liens and security interests created by the Mortgage continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
12.Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages may be assembled into one original document.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BORROWER:
KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company
By:    KBSIII REIT ACQUISITION XI, LLC.
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[Signature Page to Second Modification]

AGENT:

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Christopher Coburn
Name:	Christopher Coburn
Title:	SVP

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, a national banking association,

By:	/s/ Christopher Coburn
Name:	Christopher Coburn
Title:	SVP
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[Signature Page to Second Modification]

DEUTSCHE PFANDBRIEFBANK AG

By:	/s/ Kimhoff Immer
Name:	Kimhoff Immer
Title:	AUTHORIZED SIGNATORIES
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[Signature Page to Second Modification]

BANK OF AMERICA, N.A.

By:	/s/ Paul S. Kim
Name:	Paul S. Kim
Title:	SVP
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[Signature Page to Second Modification]

NATIONAL BANK OF KUWAIT S.A.K.P. GRAND CAYMANS BRANCH

By:	/s/ Gregory Nuber
Name:	Gregory Nuber
Title:	Vice President

By:	/s/ Mathew Ottera
Name:	Mathew Ottera
Title:	Vice President
[Signature Page to Second Modification]

CONSENT AND REAFFIRMATION OF GUARANTOR
This Consent and Reaffirmation of Guarantor (this “Consent”) is attached to that certain Second Modification Agreement (the “Modification Agreement”) dated as of November 2, 2023 by and among (i) KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, “Agent”), and (iii) each lender party hereto (individually, a “Lender” and collectively with any lender that becomes a party to the Loan Agreement (as defined in the Modification Agreement) in the future, the “Lenders”). All capitalized terms used but not defined in this Consent shall have the meanings given to such terms in the Modification Agreement. KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Guarantor”), hereby (i) acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, (ii) reaffirms the full force and effectiveness of that certain Payment Guaranty Agreement dated as of November 2, 2020 (the “Payment Guaranty”) executed by Guarantor in favor of Agent and Lenders in connection with the Loan, and that certain Recourse Carve-Out Guaranty Agreement dated as of November 2, 2020 (the “Recourse Carve-Out Guaranty” and collectively with the Payment Guaranty, the “Guaranty”) executed by Guarantor in favor of Agent and Lenders, as each may have been modified by the First Modification Agreement (as defined in the Modification Agreement) and as each may be modified by the Modification Agreement, (iii) agrees that Guarantor’s obligations under the Guaranty shall remain unaffected by the Modification Agreement (subject to the express terms of the Modification Agreement) and that all references in the Guaranty to (a) the Loan Documents shall include (without limitation) the Modification Agreement, and (b) any particular Loan Document shall mean such Loan Document as modified by the Modification Agreement, and (iv) agrees that Guarantor’s obligations under the Guaranty are separate and distinct from those of Borrower with respect to the Loan.
[Signature on Following Page]
Guarantor Consent

GUARANTOR:
KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company
By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer
[Signature Page to Guarantor Consent]